UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2015

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Saw Mill Road
Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)

(203) 796-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 15, 2015, the Board of Directors of Biodel Inc. (the “Company”) appointed Arlene M. Morris to the Company’s Board of Directors. The Board of Directors has not yet determined Ms. Morris’ Board committee assignments.

In conjunction with her appointment to the Board of Directors, on May 15, 2015 Ms. Morris was awarded a seven year option to purchase 10,000 shares of Company common stock at an exercise price of $1.13 per share. The foregoing grant vests in 12 equal monthly installments on the last day of each month beginning on the date of grant.

The Company issued a press release with respect to the foregoing appointment, which is attached hereto as Exhibit 99.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits – The following exhibit is filed as part of this report:

99.1       Press Release dated May 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 21, 2015	BIODEL INC.

		By:	/s/ Paul S. Bavier
Paul S. Bavier, General Counsel and Secretary